AMENDMENT NO. 13

TO ADMINISTRATIVE SERVICES AGREEMENT

(Thrivent Mutual Funds)

Thrivent Asset Management, LLC (“TAM”) and Thrivent Mutual Funds (“TMF”) hereby agree that the Administrative Services Agreement dated January 1, 2009, as amended, between TAM and TMF (the “Agreement”) is hereby amended this 13th day of February 2025, to reflect the following changes to Exhibit A: (i) removal of Thrivent Multidimensional Income Fund, which merged into Thrivent Opportunity Income Plus Fund effective August 16, 2024; (ii) removal of Thrivent Low Volatility Equity Fund, which merged into Thrivent Global Stock Fund effective October 24, 2024; and (iii) name changes of the following Funds effective February 28, 2025: Thrivent Balanced Income Plus Fund will be named Thrivent Dynamic Allocation Fund, Thrivent Diversified Income Plus Fund will be named Thrivent Conservative Allocation Fund, Thrivent Opportunity Income Plus Fund will be named Thrivent Multisector Bond Fund, Thrivent International Allocation Fund will be named Thrivent International Equity Fund, and Thrivent Limited Maturity Bond Fund will be named Thrivent Short-Term Bond Fund. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By:	/s/ Michael W. Kremenak
Michael W. Kremenak
President and Chief Investment Officer

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Jeffrey D. Cloutier
Jeffrey D. Cloutier
Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

1.	Thrivent Aggressive Allocation Fund
2.	Thrivent Conservative Allocation Fund
3.	Thrivent Dynamic Allocation Fund
4.	Thrivent Global Stock Fund
5.	Thrivent Government Bond Fund
6.	Thrivent High Income Municipal Bond Fund
7.	Thrivent High Yield Fund
8.	Thrivent Income Fund
9.	Thrivent International Equity Fund
10.	Thrivent Large Cap Growth Fund
11.	Thrivent Large Cap Value Fund
12.	Thrivent Mid Cap Growth Fund
13.	Thrivent Mid Cap Stock Fund
14.	Thrivent Mid Cap Value Fund
15.	Thrivent Moderate Allocation Fund
16.	Thrivent Moderately Aggressive Allocation Fund
17.	Thrivent Moderately Conservative Allocation Fund
18.	Thrivent Money Market Fund
19.	Thrivent Multisector Bond Fund
20.	Thrivent Municipal Bond Fund
21.	Thrivent Short-Term Fund
22.	Thrivent Small Cap Growth Fund
23.	Thrivent Small Cap Stock Fund